EXHIBIT 1



                            JOINT FILING AGREEMENT

                    In accordance with Rule 13d-1(f) under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing with each other of this statement on Schedule 13D and to all amendments to such Schedule 13D and that such statement on Schedule 13D and all amendments to such statement is made on behalf of each of them.

                                   Dated:    January 18, 1996

                               By:      /s/  Thomas J. Martin
                                            (Signature)
                                        __________________________
                                         Thomas J. Martin
                                         on behalf of each
                                         of the Shareholders(1)


          __________________
          1 Evidence of the authority to sign on behalf of each of the Shareholders is being filed with the Securities and Exchange Commission concurrently herewith.